Filed pursuant to Rule 424(b)(3)

Registration No. 333-169119

TERM SHEET SUPPLEMENT

(To Term Sheet No. 1)

EXPLANATORY NOTE

This term sheet supplement is being filed solely for the purposes of providing the “Calculation of Registration Fee” table with respect to term sheet No. 1 (File No. 333-169119), filed by Barclays Bank PLC with the Securities and Exchange Commission on November 1, 2010, relating to 4,165,481 units of Capped Leveraged Index Return Notes due October 26, 2012 (CUSIP: 06740L147) (the “Notes”). The “Calculation of Registration Fee” table was inadvertently omitted from such term sheet and is included herein.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$41,654,810(2)	$2,969.99

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Calculated on the basis of 4,165,481 units of the Notes, each having a $10 principal amount per unit.

The date of this term sheet supplement is November 5, 2010.